Exhibit 99.1
News Release

For Immediate Release	Contact:	Bob Lougee (703) 721-3080
Tuesday, August 8, 2006
USA Mobility Reports Second Quarter Operating Results,
Adopts Regular Quarterly Dividend of $0.65 Per Share
Subscriber Trends and Operating Margin Continue to Improve
Alexandria, VA (August 8, 2006) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging services, today announced operating results for the quarter ended June 30, 2006. Reported revenue for the second quarter was $127.2 million and EBITDA (earnings before interest, tax, depreciation, amortization and accretion) totaled $37.6 million. Second quarter operating income was $18.7 million, while net income was $11.0 million, or $0.40 per share.
The Company also announced the adoption of a regular quarterly dividend of $0.65 per share. The first regular dividend is expected to be paid late in fourth quarter 2006.
Key results in the second quarter included:
•	The annual rate of subscriber erosion improved to 17.2 percent from 17.6 percent in the first quarter and 20.7 percent in the second quarter 2005 on a pro forma basis.

•	Net unit loss in the second quarter improved to 203,000, compared to 252,000 in the first quarter of 2006 and 273,000 in the second quarter of 2005. Total units in service at June 30, 2006 were 4,431,000.

•	Average revenue per unit (“ARPU”) was $8.74, compared to $9.02 in the second quarter of 2005 and $8.80 in the first quarter of 2006, reflecting the continuing trend of higher subscriber erosion rates in the Company’s higher ARPU smaller accounts as compared to its more stable, lower ARPU large accounts.

•	Sequential quarterly revenue erosion was $7.7 million or 5.7% percent in the second quarter, compared to $8.5 million or 5.9% percent in the first quarter.

•	Operating expenses, excluding depreciation, amortization and accretion, were $89.6 million in second quarter, a reduction of $6.7 million or 6.9 percent from first quarter 2006, and represent a reduction of $35.6 million or 28.4 percent compared to the second quarter of 2005.

•	As a percentage of revenue, EBITDA was 29.6% in the second quarter, compared to 20.5% in the second quarter of 2005 and 28.6% in the first quarter of 2006.

•	Capital expenses were $4.6 million in the second quarter, an increase of 3.9% from the first quarter.

•	The Company’s cash balance at June 30, 2006 was $109.2 million.

•	The Company paid a special dividend of $3.00 per share, or approximately $82 million, on July 21, 2006.
“The Company continued to make steady progress during the quarter toward our 2006 goals and objectives,” said Vincent D. Kelly, president and chief executive officer. “The rate of net subscriber losses continued to improve as we redirected our sales and service focus on target market segments and customer retention initiatives. The announcement of a regular quarterly dividend of $0.65 per share reflects our confidence to continue to drive substantial cash flow for the foreseeable future. We expect to generate cash over the next five years in excess of this rate of recurring dividend and therefore may augment the regular dividend in future periods. We also launched a targeted marketing campaign to communicate USA Mobility’s capabilities as a single source for wireless solutions, with particular emphasis on the superiority of our network for first responder organizations.”
Thomas L. Schilling, chief financial officer, said: “Our EBITDA margin improved in the quarter as a result of aggressive cost reductions. Operating expenses (excluding depreciation, amortization and accretion) were reduced by 6.9 percent compared to first quarter, outpacing the 5.7 percent decline in revenue.” Schilling also provided an update to the Company’s financial guidance for 2006, stating: “With the first half of 2006 completed we are pleased to revise our financial guidance: we now expect revenue to be between $495 million and $500 million, at the high end of our original guidance; we expect operating expenses (excluding depreciation, amortization and accretion) to be in a range from $363 million to $368 million, below our original guidance range of $370 million to $380 million; and we now expect capital expense to be between $20 million to $22 million, slightly higher than our original guidance of $15 million to $20 million.”
* * * * * * * *
USA Mobility plans to host a conference call for investors at 11:00 a.m. Eastern Time on Wednesday, August 9, 2006. The dial-in number for the call is 888-802-2266 (toll-free) or 913-312-1270 (toll). The pass code for the call is 9672476 (followed by the # sign). A replay of the call will be available from 3:00 p.m. ET on August 9 until 11:59 p.m. on Wednesday, August 23. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 9672476 (followed by the # sign).

The conference call will be held in conjunction with a meeting for financial analysts and other investors in New York City. The analyst meeting will be held at the offices of Latham & Watkins LLP, 885 Third Avenue (53rd Street and Third Avenue), Suite 1200, immediately following the company’s Annual Meeting of Stockholders. The Annual Meeting of Stockholders is scheduled for 10:00 a.m. Financial analysts and others planning to attend the 11:00 a.m. analyst meeting should RSVP to Britni Torres at 703-718-6616 or Britni.Torres@usamobility.com. The analyst meeting will also be webcast and accessible via the investor relations section of the Company’s website at www.usamobility.com.
* * * * * * * * *
About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government, healthcare and emergency response sectors. USA Mobility offers traditional one-way and advanced two-way paging via its nationwide networks covering more than 90% of the U.S. population. In addition, the Company offers mobile voice and data services through Sprint Nextel and Cingular Wireless, including BlackBerry and GPS location applications. The Company’s product offerings include wireless connectivity systems for medical, business, government and other campus environments. USA Mobility focuses on the business-to-business marketplace and supplies mobile connectivity solutions to over 80% of the Fortune 1000 companies. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06

Revenue:
Paging service	$156,588	$148,399	$141,832	$133,582	$125,673	$118,872
Cellular	1,507	2,122	1,877	2,336	2,026	2,096
Product sales	6,527	6,054	6,940	6,361	6,131	5,180
Other	1,055	962	1,305	1,125	1,063	1,057

Total revenue	165,677	157,537	151,954	143,404	134,892	127,205

Operating expenses:
Cost of products sold	1,279	929	945	1,330	786	1,169
Service, rental and maintenance	56,452	56,156	53,783	49,457	48,092	44,770
Selling and marketing	10,462	11,181	11,328	10,400	11,059	11,117
General and administrative	49,653	47,011	43,436	39,684	36,141	32,208
Depreciation, amortization, and accretion	40,594	35,224	28,875	26,635	18,794	18,900
Severance and restructuring	5,137	9,904	855	713	170	321

Total operating expenses	163,578	160,405	139,223	128,219	115,043	108,486

% of total revenue	98.7%	101.8%	91.6%	89.4%	85.3%	85.3%

Operating income (loss)	2,099	(2,868)	12,732	15,185	19,849	18,720

% of total revenue	1.3%	-1.8%	8.4%	10.6%	14.7%	14.7%

Interest (income) expense, net	1,214	499	18	(408)	(549)	(1,023)
Loss on extinguishment of long-term debt	594	432	312	0	0	0
Other (income) expense, net	(137)	73	(76)	1,144	(62)	(989)

Income (loss) before income tax expense	428	(3,872)	12,477	14,449	20,460	20,731
Income tax (benefit) expense	291	(61)	3,752	6,594	8,195	9,779

Net income (loss)	$137	$(3,811)	$8,726	$7,855	$12,265	$10,952

Basic net income (loss) per common share	$0.01	$(0.14)	$0.32	$0.29	$0.45	$0.40

Diluted net income (loss) per common share	$0.01	$(0.14)	$0.32	$0.29	$0.45	$0.40

Basic weighted average common shares outstanding	27,108,034	27,226,076	27,365,701	27,396,187	27,397,307	27,399,533

Diluted weighted average common shares outstanding	27,320,212	27,226,076	27,465,990	27,459,261	27,503,230	27,587,958

Reconciliation of operating income to EBITDA (b):
Operating income	$2,099	$(2,868)	$12,732	$15,185	$19,849	$18,720
Add back: Depreciation, amortization and accretion	40,594	35,224	28,875	26,635	18,794	18,900

EBITDA	$42,693	$32,356	$41,607	$41,820	$38,643	$37,620

% of total revenue	25.8%	20.5%	27.4%	29.2%	28.6%	29.6%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or Earnings before interest, taxes, depreciation and amortization is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
PRO FORMA UNITS IN SERVICE ACTIVITY (a)(b)
units in thousands (unaudited)

	For the three months ended
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06
Units in service

Beginning units in service
Direct one-way	4,464	4,272	4,114	3,977	3,835	3,678
Direct two-way	422	398	382	365	348	324

Total direct	4,886	4,670	4,496	4,342	4,183	4,002

Indirect one-way	987	859	762	685	603	535
Indirect two-way	94	91	90	89	100	96

Total indirect	1,081	951	852	774	703	631

Total beginning units in service	5,967	5,621	5,348	5,116	4,886	4,634

Gross placements
Direct one-way	142	134	125	125	108	119
Direct two-way	23	29	17	17	15	15

Total direct	165	163	142	142	123	134

Indirect one-way	108	92	26	24	24	18
Indirect two-way	7	7	5	17	4	5

Total indirect	115	99	31	41	28	23

Total gross placements	280	262	173	183	151	157

Gross disconnects
Direct one-way	(334)	(292)	(262)	(267)	(265)	(250)
Direct two-way	(48)	(44)	(34)	(34)	(39)	(32)

Total direct	(381)	(337)	(296)	(301)	(304)	(282)

Indirect one-way	(235)	(189)	(104)	(105)	(92)	(70)
Indirect two-way	(10)	(9)	(6)	(6)	(7)	(8)

Total indirect	(245)	(198)	(109)	(111)	(100)	(78)

Total gross disconnects	(626)	(535)	(405)	(413)	(404)	(360)

Net gain (loss)
Direct one-way	(192)	(159)	(137)	(142)	(157)	(131)
Direct two-way	(24)	(15)	(17)	(17)	(24)	(17)

Total direct	(216)	(174)	(154)	(159)	(181)	(148)

Indirect one-way	(128)	(97)	(77)	(82)	(68)	(52)
Indirect two-way	(2)	(1)	(1)	11	(4)	(2)

Total indirect	(130)	(99)	(78)	(71)	(72)	(55)

Total net change	(346)	(273)	(233)	(230)	(252)	(203)

Ending units in service
Direct one-way	4,272	4,114	3,977	3,835	3,678	3,547
Direct two-way	398	382	365	348	324	307

Total direct	4,670	4,496	4,342	4,183	4,002	3,854

Indirect one-way	859	762	685	603	535	483
Indirect two-way	91	90	89	100	96	94

Total indirect	951	852	774	703	631	577

Total ending units in service	5,621	5,348	5,116	4,886	4,634	4,431

(a) The third quarter 2005 unit in service adjustment has been reflected in the first quarter 2005 beginning units in service balance.
(b) Slight variations in totals are due to rounding.

USA MOBILITY, INC.
PRO FORMA AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06
ARPU
Direct one-way	$8.65	$8.61	$8.48	$8.27	$8.17	$8.06
Direct two-way	23.98	23.65	24.28	23.76	23.61	23.75

Total direct	9.96	9.89	9.81	9.57	9.44	9.32

Indirect one-way	4.07	4.11	4.36	4.66	4.53	4.59
Indirect two-way	9.16	8.71	8.42	7.80	6.93	6.99

Total indirect	4.53	4.57	4.81	5.06	4.89	4.97

Total one-way	7.85	7.88	7.85	7.76	7.69	7.63
Total two-way	21.25	20.83	21.22	20.42	19.85	19.87

Total paging ARPU	$9.01	$9.02	$9.04	$8.90	$8.80	$8.74

Gross churn (b) %
Direct one-way	-7.5%	-6.8%	-6.4%	-6.7%	-6.9%	-6.8%
Direct two-way	-11.4%	-11.1%	-8.9%	-9.4%	-11.1%	-9.8%

Total direct	-7.8%	-7.2%	-6.6%	-6.9%	-7.3%	-7.0%

Indirect one-way	-23.8%	-22.0%	-13.6%	-15.3%	-15.3%	-13.1%
Indirect two-way	-10.2%	-9.7%	-6.4%	-7.2%	-7.1%	-8.2%

Total indirect	-22.6%	-20.8%	-12.8%	-14.4%	-14.2%	-12.4%

Total one-way	-10.4%	-9.4%	-7.5%	-8.0%	-8.1%	-7.6%
Total two-way	-11.1%	-10.8%	-8.4%	-9.0%	-10.2%	-9.5%

Total paging gross churn %	-10.5%	-9.5%	-7.6%	-8.1%	-8.3%	-7.8%

Net churn (c) %
Direct one-way	-4.3%	-3.7%	-3.3%	-3.6%	-4.1%	-3.6%
Direct two-way	-5.8%	-3.8%	-4.5%	-4.8%	-6.8%	-5.2%

Total direct	-4.4%	-3.7%	-3.4%	-3.7%	-4.3%	-3.7%

Indirect one-way	-12.9%	-11.3%	-10.2%	-11.9%	-11.3%	-9.8%
Indirect two-way	-2.6%	-1.5%	-1.2%	12.2%	-3.5%	-2.6%

Total indirect	-12.0%	-10.4%	-9.2%	-9.1%	-10.2%	-8.7%

Total one-way	-5.9%	-5.0%	-4.4%	-4.8%	-5.1%	-4.3%
Total two-way	-5.2%	-3.4%	-3.9%	-1.4%	-6.1%	-4.6%

Total paging net churn %	-5.8%	-4.9%	-4.3%	-4.5%	-5.2%	-4.4%

(a) The third quarter 2005 unit in service adjustment has been reflected in the first quarter 2005 beginning units in service balance.
(b) Gross churn is current period disconnected units divided by prior period ending units in service.
(c) Net churn is net current period placements and disconnected units in service divided by prior period ending units in service

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	12/31/05	3/31/06	6/30/06
Account size ending units in service (000’s)
1 to 3 units	388	358	327
4 to 10 units	221	203	188
11 to 50 units	527	489	456
51 to 100 units	285	265	249
101 to 1,000 units	1,134	1,068	1,027
>1,000 units	1,628	1,619	1,608

Total	4,183	4,002	3,854

Account size net unit loss %
1 to 3 units		-7.8%	-8.7%
4 to 10 units		-8.2%	-7.5%
11 to 50 units		-7.2%	-6.8%
51 to 100 units		-7.0%	-6.2%
101 to 1,000 units		-5.8%	-3.8%
>1,000 units		-0.5%	-0.7%

Total		-4.3%	-3.7%

Account size ARPU
1 to 3 units	$14.30	$14.02	$14.13
4 to 10 units	13.11	13.02	13.08
11 to 50 units	10.89	10.88	10.81
51 to 100 units	9.71	9.59	9.53
101 to 1,000 units	8.44	8.34	8.29
>1,000 units	8.19	8.18	8.05

Total	$9.57	$9.44	$9.32

Cellular revenue
Number of activations	8,682	6,829	6,969

Revenue from cellular services (000’s)	$2,336	$2,026	$2,096

(a) Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSE SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06

Cost of products sold	$1,279	$929	$945	$1,330	$786	$1,169

Service, rental and maintenance
Lease payments for transmitter locations	33,041	32,067	30,347	29,118	26,099	25,021
Telecommunications related expenses	10,286	11,821	10,585	9,614	9,099	8,481
Payroll and related expenses	8,917	7,600	7,488	7,127	7,046	6,578
Stock based compensation	97	52	43	68	81	83
Other	4,111	4,617	5,320	3,530	5,767	4,606

Total service, rental and maintenance	56,452	56,156	53,783	49,457	48,092	44,770

Selling and marketing
Payroll and related expenses	7,736	7,363	7,626	6,704	7,709	7,317
Commissions	2,261	3,058	2,731	2,266	2,226	2,373
Stock based compensation	60	25	52	89	171	166
Other	405	735	919	1,341	953	1,262

Total selling and marketing	10,462	11,181	11,328	10,400	11,059	11,117

General and administrative
Payroll and related expenses	18,676	17,926	14,796	12,046	12,330	11,412
Stock based compensation	1,228	520	175	423	430	462
Bad debt	1,527	963	2,440	3,899	1,790	1,705
Facility expenses	6,112	5,289	5,160	4,601	4,104	3,973
Telecommunications	2,898	2,416	2,495	2,292	2,248	1,982
Outside services	6,768	7,988	5,391	7,962	6,419	5,631
Taxes and permits	5,308	4,855	6,170	2,871	4,149	2,708
Other	7,137	7,055	6,809	5,590	4,670	4,335

Total general and administrative	49,653	47,011	43,436	39,684	36,141	32,208

Depreciation, amortization and accretion	40,594	35,224	28,875	26,635	18,794	18,900
Severance and restructuring	5,137	9,904	855	713	170	321

Operating expenses	$163,578	$160,405	$139,223	$128,219	$115,043	$108,486

(a) Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	6/30/05	12/31/05	6/30/06
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$42,643	$37,547	$109,164
Accounts receivable, net	38,012	38,177	29,581
Prepaid rent, expenses and other	13,503	10,660	11,788
Deferred income tax assets	22,841	18,895	15,902

Total current assets	$116,999	$105,279	$166,435
Property and equipment, net	164,322	127,802	108,146
Goodwill	154,811	149,478	149,478
Intangible assets, net	52,004	40,654	32,651
Deferred income tax assets	209,515	207,150	203,696
Other assets	5,010	3,430	4,329

Total assets	$702,661	$633,793	$664,735

Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt	$17,681	$13	$—
Accounts payable and other accrued liabilities	81,569	65,719	58,837
Dividends payable	—	—	81,784
Customer deposits	3,606	3,104	2,634
Deferred revenue	20,921	17,924	17,433

Total current liabilities	$123,777	$86,760	$160,688
Long-term debt, less current maturities	8,833	—	—
Other long-term liabilities	13,791	14,040	28,598

Total liabilities	$146,401	$100,800	$189,286

Stockholders’ equity:
Preferred stock	$—	$—	$—
Common stock	3	3	3
Additional paid-in capital	540,146	521,298	475,446
Retained earnings	16,111	11,692	—

Total stockholders’ equity	556,260	532,993	475,449

Total liabilities and stockholders’ equity	$702,661	$633,793	$664,735

(a) Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(unaudited and in thousands)

	For the six months ended
	6/30/05	6/30/06
Cash flows from operating activities:
Net income (loss)	$(3,674)	$23,217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	75,819	37,695
Deferred income tax expense (benefit)	(560)	6,446
Loss on extinguishment of long-term debt	1,026	—
Amortization of deferred financing costs	630	—
Amortization of stock based compensation	1,982	1,393
Provisions for doubtful accounts, service credits and other	11,328	7,897
(Gain) loss on disposals of property and equipment	(32)	404
Changes in assets and liabilities:
Accounts receivable	(9,442)	(723)
Prepaid rent, expenses and other	2,018	(872)
Intangibles and other long-term assets	2,560	321
Accounts payable and accrued expenses	(5,001)	(7,253)
Customer deposits and deferred revenue	(3,412)	(961)
Other long-term liabilities	(4,078)	12,839

Net cash provided by operating activities	$69,164	$80,403

Cash flows from investing activities:
Purchases of property and equipment	(5,383)	(9,019)
Proceeds from disposals of property and equipment	176	56
Receipts from long-term note receivable	181	190

Net cash used for investing activities	$(5,026)	$(8,773)

Cash flows from financing activities:
Repayment of long-term debt	(68,544)	(13)
Exercise of options	54	—

Net cash used for financing activities	$(68,490)	$(13)

Net increase (decrease) in cash and cash equivalents	(4,352)	71,617
Cash and cash equivalents, beginning of period	46,995	37,547

Cash and cash equivalents, end of period	$42,643	$109,164

Supplemental disclosure:
Interest paid	$1,996	$17

(a) Slight variations in totals are due to rounding.